UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2019

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Menorat Hamaor St. Tel Aviv, Israel	6744832
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 776-6804

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Third Amendment to Shore Employment Agreement

On March 25, 2019, InspireMD, Inc. (the “Company”) and Craig Shore, the Company’s chief financial officer, chief administrative officer, secretary and treasurer, entered into the third amendment (the “Shore Amendment”) to that certain Amended and Restated Employment Agreement dated as of May 5, 2014, as amended on January 5, 2015, and on July 25, 2016, in order to amend the term of Mr. Shore’s employment, so that the initial term of Mr. Shore’s employment will end on December 31, 2020, which will automatically be renewed for additional one-year periods on January 1, 2021, and on each January 1st thereafter, unless either party gives the other party written notice of its election not to extend such employment at least six months prior to the next January 1st renewal date.

A copy of the Shore Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed, on March 21, 2019, the Company held its annual meeting of its stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders approved the proposal to authorize the board of directors (the “Board”), in its discretion, to amend the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s common stock at a ratio in the range of 1-for-25 to 1-for-50, such ratio to be determined by the Board and included in a public announcement.

On March 22, 2019, the Board approved a 1-for-50 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”), and on March 27, 2019, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation (the “Certificate Amendment”) to effect the Reverse Stock Split, which will become effective as of 5:00 p.m. Eastern Time on March 29, 2019. The Company’s common stock will begin trading on a split-adjusted basis when the market opens on April 1, 2019.

When the Reverse Stock Split becomes effective, every 50 shares of the Company’s issued and outstanding common stock (and such shares held in treasury) will automatically be converted into one share of common stock, without any change in the par value per share. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon conversion of the Company’s outstanding shares of preferred stock and exercise of all outstanding stock options and warrants to purchase shares of common stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive compensation plans. Any fraction of a share of common stock that would otherwise have resulted from the Reverse Stock Split will be rounded up to the nearest whole share.

The Company’s common stock will continue to trade on the NYSE American under the symbol “NSPR.” The new CUSIP number for common stock following the Reverse Stock Split will be 45779A 853.

Action Stock Transfer Corp, the Company’s transfer agent, will act as the exchange agent for the Reverse Stock Split.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on February 19, 2019, the relevant portions of which are incorporated herein by reference. A copy of the Certificate Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 26, 2019, the Company announced that the Board approved a one-for-fifty reverse stock split of its common stock that is scheduled to become effective after trading closes on March 29, 2019.

A copy of the press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of InspireMD, Inc.

10.1	Third Amendment to Amended and Restated Employment Agreement, dated March 25, 2019, by and between InspireMD, Inc. and Craig Shore

99.1	Press release dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: March 28, 2019	By:	/s/ Craig Shore
	Name:	Craig Shore
	Title:	Chief Financial Officer